                                                                Exhibit 10.1

[SOLUTIA logo]
                                   News

                                               SOLUTIA INC.
                                               575 Maryville Centre Drive
                                               St. Louis, Missouri 63141

                                               P.O. Box 66760
                                               St. Louis, Missouri 63166-6760

FOR IMMEDIATE RELEASE
------------------------------------------------------------------------------

                                       MEDIA: Dan Jenkins (314) 674-8552
                                       INVESTORS: Tim Spihlman (314) 674-5206



               SOLUTIA AGREES TO SALE OF ASTARIS JOINT VENTURE


             TRANSACTION CONSISTENT WITH REORGANIZATION STRATEGY



ST. LOUIS - SEPTEMBER 1, 2005 - Solutia Inc. (OTCBB: SOLUQ), today announced it and FMC Corporation have reached a definitive agreement to sell Astaris, their 50/50 specialty phosphates joint venture. Under the terms of the agreement, Israel Chemicals Limited (ICL) will purchase substantially all of the assets of Astaris for $255 million. This transaction is subject to bankruptcy court approval, regulatory clearance and various other conditions and contingencies.

         "The Astaris divestiture is the latest step forward in a key component of our reorganization strategy: building a portfolio of high-potential businesses to form the core of reorganized Solutia," said Jim Sullivan, senior vice president and chief financial officer, Solutia Inc. "While Astaris has benefited greatly from restructuring actions taken during 2004, it is a non-core asset to Solutia that is a better strategic fit for a company such as ICL."

         Solutia will use the proceeds of the Astaris sale to partially pay down the term loan portion of its debtor-in-possession (DIP) financing. The sale will be liquidity neutral for Solutia; however, it will save the company interest costs associated with its DIP term loan.


                                    # # #

FORWARD LOOKING STATEMENTS

         This press release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "may," "will," "intends," "plans," "estimates" or "anticipates," or other comparable terminology, or by discussions of strategy, plans or intentions. These statements are based on management's current expectations and assumptions about the industries in which Solutia operates. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Solutia's most recent Annual Report on Form 10-K, under "Cautionary Statement About Forward-Looking Statements," Solutia's quarterly reports on Form 10-Q, and in filings with the U.S. Bankruptcy Court in connection with the Chapter 11 case of Solutia Inc. and 14 of its U.S. subsidiaries. These reports and filings can be accessed through the "Reorganization" and "Investors" sections of Solutia's website at www.solutia.com. Solutia disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.


CORPORATE PROFILE

         Solutia (http://www.Solutia.com) uses world-class skills in applied chemistry to create value-added solutions for customers, whose products improve the lives of consumers every day. Solutia is a world leader in performance films for laminated safety glass and after-market applications; process development and scale-up services for pharmaceutical fine chemicals; specialties such as water treatment chemicals, heat transfer fluids and aviation hydraulic fluid and an integrated family of nylon products including high-performance polymers and fibers.
Solutia ... Solutions for a Better Life.


SOURCE: SOLUTIA INC.

ST. LOUIS

9/1/05